PRESS RELEASE Bill Seymour VP of Investor Relations T + 1 952 556 1844 bill.seymour@entegris.com

Exhibit 99.1

ENTEGRIS REPORTS RESULTS FOR FIRST QUARTER OF 2024

•Net sales of $771 million, decreased 16% from prior year and 5% sequentially
•Adjusted net sales decreased 5% from prior year and 4% sequentially (excluding the impact of divestitures)
•GAAP diluted EPS of $0.30
•Non-GAAP diluted EPS of $0.68

BILLERICA, Mass., May 1, 2024 - Entegris, Inc. (NASDAQ: ENTG), today reported its financial results for the Company’s first quarter ended March 30, 2024.
Bertrand Loy, Entegris’ president and chief executive officer, said: “We are pleased with our positive start to the year. Sales of $771 million were at the high end of our guidance. Adjusted EBITDA and non-GAAP EPS were above our guidance, even while we increased critical R&D investments. During the quarter, we sold the Pipeline and Industrial Materials (PIM) business, completing all our planned divestitures of non-core assets. Using the PIM sale proceeds and cash on hand, we paid down over $400 million of debt during the quarter.”
Mr. Loy added: "For 2024, our view of the semiconductor industry has not changed. We believe that the market is healthier, with normalizing inventories of semiconductors and a more stable demand environment. We continue to expect a gradual market recovery throughout the year. In addition, we expect Entegris will continue to outgrow the market and show leverage in our model.”
“We remain very optimistic about the long-term growth prospects for the semiconductor industry and Entegris,” he said. “The industry is entering a period of unprecedented technology change and device complexity. Our core competencies in materials science and materials purity, coupled with our unique ability to co-optimize solutions that shorten time to yield, have become increasingly critical for our customers. All of this means the market is moving toward Entegris, translating into rapidly expanding content per wafer and strong outperformance for us for years to come.”

Quarterly Financial Results Summary
(in thousands, except percentages and per share data)

GAAP Results	Mar 30, 2024	Apr 1, 2023	Dec 31, 2023
Net sales	$771,025	$922,396	$812,291
Gross margin - as a % of net sales	45.6%	43.5%	42.4%
Operating margin - as a % of net sales	15.3%	1.5%	12.4%
Net income (loss)	$45,266	($88,166)	$37,977
Diluted earnings (loss) per common share	$0.30	($0.59)	$0.25

Non-GAAP Results	Mar 30, 2024	Apr 1, 2023	Dec 31, 2023
Adjusted gross margin - as a % of net sales	45.6%	44.3%	42.4%
Adjusted operating margin - as a % of net sales	23.1%	22.2%	20.7%
Adjusted EBITDA - as a % of net sales	29.0%	27.3%	26.0%
Diluted non-GAAP earnings per common share	$0.68	$0.65	$0.65

Second-Quarter Outlook
For the Company’s guidance for the second quarter ending June 29, 2024, the Company expects sales of $790 million to $810 million. The midpoint of this guidance range represents an 8.5% sequential increase, excluding the impact of divestitures. GAAP net income of $64 million to $71 million and diluted earnings per common share is expected to be between $0.42 and $0.47. On a non-GAAP basis, the Company expects diluted earnings per common share to range from $0.68 to $0.73, reflecting net income on a non-GAAP basis in the range of $103 million to $110 million. The Company also expects adjusted EBITDA of approximately 28% of sales.

Segment Results
The Company operates in three segments:

Materials Solutions (MS): MS provides materials-based solutions, such as chemical mechanical planarization slurries and pads, deposition materials, process chemistries and gases, formulated cleans, etchants and other specialty materials that enable our customers to achieve better device performance and faster time to yield, while providing for lower total cost of ownership.
Microcontamination Control (MC): MC offers advanced filtration solutions that improve customers’ yield, device reliability and cost; by filtering and purifying critical liquid chemistries and gases used in semiconductor manufacturing processes and other high-technology industries.
Advanced Materials Handling (AMH): AMH develops solutions that improve customers’ yields by protecting critical materials during manufacturing, transportation, and storage; including products that monitor, protect, transport and deliver critical liquid chemistries, wafers, and other substrates for a broad set of applications in the semiconductor, life sciences and other high-technology industries.

First-Quarter Results
Entegris will hold a conference call to discuss its results for the first quarter on Wednesday, May 1, 2024, at 9:00 a.m. Eastern Time. Participants should dial 800-267-6316 or +1 203-518-9783, referencing confirmation ID: ENTGQ124. Participants are asked to dial in 10 minutes prior to the start of the call. For the live webcast and replay of the call, please Click Here.

Management’s slide presentation concerning the results for the first quarter will be posted on the Investor Relations section of www.entegris.com.

Entegris, Inc. - page 2 of 14

About Entegris
Entegris is a leading supplier of advanced materials and process solutions for the semiconductor and other high-tech industries. Entegris has approximately 8,000 employees throughout its global operations and is ISO 9001 certified. It has manufacturing, customer service and/or research facilities in the United States, Canada, China, Germany, Israel, Japan, Malaysia, Singapore, South Korea, and Taiwan. Additional information can be found at www.entegris.com.

Non-GAAP Information
The Company’s condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted Net Sales, Adjusted EBITDA, Adjusted Gross Profit, Adjusted Segment Profit, Adjusted Operating Income, non-GAAP Net Income, non-GAAP Adjusted Operating Margin and diluted non-GAAP Earnings Per Common Share, together with related measures thereof, are considered “non-GAAP financial measures” under the rules and regulations of the Securities and Exchange Commission. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company provides supplemental non-GAAP financial measures to better understand and manage its business and believes these measures provide investors and analysts additional and meaningful information for the assessment of the Company’s ongoing results. Management also uses these non-GAAP measures to assist in the evaluation of the performance of its business segments and to make operating decisions. Management believes that the Company’s non-GAAP measures help indicate the Company’s baseline performance before certain gains, losses or other charges that may not be indicative of the Company’s business or future outlook, and that non-GAAP measures offer a more consistent view of business performance. The Company believes the non-GAAP measures aid investors’ overall understanding of the Company’s results by providing a higher degree of transparency for such items and providing a level of disclosure that will help investors generally understand how management plans, measures and evaluates the Company’s business performance. Management believes that the inclusion of non-GAAP measures provides greater consistency in its financial reporting and facilitates investors’ understanding of the Company’s historical operating trends by providing an additional basis for comparisons to prior periods. The reconciliations of GAAP net sales to Adjusted Net Sales (excluding divestitures), GAAP gross profit to Adjusted Gross Profit, GAAP segment profit to Adjusted Operating Income, GAAP net income to Adjusted Operating Income and Adjusted EBITDA, GAAP net income and diluted earnings per common share to non-GAAP Net Income and diluted non-GAAP Earnings Per Common Share and GAAP outlook to non-GAAP outlook are included elsewhere in this release.

Cautionary Note on Forward-Looking Statements
This news release contains “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements may include statements about fluctuations in demand for semiconductors; global economic uncertainty and the risks inherent in operating a global business; supply chain matters; inflationary pressures; future period guidance or projections; the Company’s performance relative to its markets, including the drivers of such performance; market and technology trends, including the duration and drivers of any growth trends; the development of new products and the success of their introductions; the focus of the Company’s engineering, research and development projects; the Company’s ability to obtain, protect and enforce intellectual property rights; information technology risks; the Company’s ability to execute on our business strategies, including with respect to manufacturing delays and the Company’s expansion of its manufacturing presence in Taiwan and in Colorado Springs; the Company’s capital allocation strategy, which may be modified at any time for any reason, including with respect to share repurchases, dividends, debt repayments and potential acquisitions; the impact of the acquisitions and divestitures the Company has made and commercial partnerships the Company has established, including the acquisition of CMC Materials, Inc. (now known as CMC Materials LLC) (“CMC Materials”); the amount of goodwill we carry on our balance sheets; key employee retention; future capital and other expenditures, including estimates thereof; the Company’s expected tax rate; the impact, financial or otherwise, of any organizational changes or changes in the legal and regulatory environment in which we operate; the impact of accounting pronouncements; quantitative and qualitative disclosures about market risk; climate change and our environmental, social and governance commitments; and other matters. These forward-looking statements are based on current management expectations and assumptions only as of the date of this news release, are not guarantees of future performance and involve substantial risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, but are not limited to, weakening of global and/or regional economic conditions, generally or specifically in the semiconductor industry, which could decrease the demand for the Company’s products and solutions; the level of, and obligations associated with, the Company’s indebtedness, including the debts incurred in connection with the acquisition of
Entegris, Inc. - page 3 of 14

CMC Materials; risks related to the acquisition and integration of CMC Materials, including unanticipated difficulties or expenditures relating thereto, the ability to achieve the anticipated synergies and value-creation contemplated by the acquisition of CMC Materials and the diversion of management time on transaction-related matters; raw material shortages, supply and labor constraints, price increases, inflationary pressures and rising interest rates; operational, political and legal risks of the Company’s international operations; the Company’s dependence on sole source and limited source suppliers; the Company’s ability to meet rapid demand shifts; the Company’s ability to continue technological innovation and introduce new products to meet customers’ rapidly changing requirements; substantial competition; the Company’s concentrated customer base; the Company’s ability to identify, complete and integrate acquisitions, joint ventures, divestitures or other similar transactions; the Company’s ability to effectively implement any organizational changes; the Company’s ability to protect and enforce intellectual property rights; the impact of regional and global instabilities, hostilities and geopolitical uncertainty, including, but not limited to, the ongoing conflicts between Ukraine and Russia, between Israel and Hamas and other tensions in the Middle East, as well as the global responses thereto; the increasing complexity of certain manufacturing processes; changes in government regulations of the countries in which the Company operates, including the imposition of tariffs, export controls and other trade laws, restrictions and changes to national security and international trade policy, especially as they relate to China; fluctuation of currency exchange rates; fluctuations in the market price of the Company’s stock; and other risk factors and additional information described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 15, 2024, and in the Company’s other SEC filings. Except as required under the federal securities laws and the rules and regulations of the SEC, the Company undertakes no obligation to update publicly any forward-looking statements or information contained herein, which speak as of their respective dates.
Entegris, Inc. - page 4 of 14

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended
	Mar 30, 2024	Apr 1, 2023	Dec 31, 2023
Net sales	$771,025	$922,396	$812,291
Cost of sales	419,205	520,711	467,611
Gross profit	351,820	401,685	344,680
Selling, general and administrative expenses	112,193	169,867	144,680
Engineering, research and development expenses	71,876	71,906	67,567
Amortization of intangible assets	50,159	57,574	50,984
Goodwill impairment	—	88,872	10,432
Gain on termination of Alliance Agreement	—	—	(30,000)
Operating income	117,592	13,466	101,017
Interest expense, net	54,379	84,821	62,101
Other expense (income), net	14,285	(4,658)	12,058
Income (loss) before income tax (benefit) expense	48,928	(66,697)	26,858
Income tax expense (benefit)	3,456	21,469	(11,264)
Equity in net loss of affiliates	206	—	145
Net income (loss)	$45,266	($88,166)	$37,977

Basic earnings (loss) per common share:	$0.30	($0.59)	$0.25
Diluted earnings (loss) per common share:	$0.30	($0.59)	$0.25

Weighted average shares outstanding:
Basic	150,549	149,426	150,223
Diluted	151,718	149,426	151,331

Entegris, Inc. - page 5 of 14

Entegris, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	Mar 30, 2024	Dec 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$340,682	$456,929
Trade accounts and notes receivable, net	424,494	457,052
Inventories, net	625,668	607,051
Deferred tax charges and refundable income taxes	53,078	63,879
Assets held-for-sale	7,995	278,753
Other current assets	123,530	113,663
Total current assets	1,575,447	1,977,327
Property, plant and equipment, net	1,473,809	1,468,043
Other assets:
Right-of-use assets	84,429	80,399
Goodwill	3,944,347	3,945,860
Intangible assets, net	1,231,289	1,281,969
Deferred tax assets and other noncurrent tax assets	24,695	31,432
Other	30,707	27,561
Total assets	$8,364,723	$8,812,591
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	131,150	134,211
Accrued liabilities	266,844	283,158
Liabilities held-for-sale	933	19,223
Income tax payable	71,055	77,403
Total current liabilities	469,982	513,995
Long-term debt	4,172,942	4,577,141
Long-term lease liability	72,664	68,986
Other liabilities	218,965	243,875
Shareholders’ equity	3,430,170	3,408,594
Total liabilities and equity	$8,364,723	$8,812,591

Entegris, Inc. - page 6 of 14

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	Mar 30, 2024	Apr 1, 2023
Operating activities:
Net income (loss)	$45,266	($88,166)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	45,343	46,775
Amortization	50,159	57,574
Share-based compensation expense	7,908	30,678
Loss on extinguishment of debt	10,589	2,787
Impairment of Goodwill	—	88,872
(Gain) Loss on sale of businesses	(4,848)	13,642
Other	23,115	(7,100)
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade accounts and notes receivable	23,217	8,379
Inventories	(34,862)	(34,852)
Accounts payable and accrued liabilities	(8,906)	20,043
Income taxes payable, refundable income taxes and noncurrent taxes payable	(1,922)	15,867
Other	(7,873)	(2,628)
Net cash provided by operating activities	147,186	151,871
Investing activities:
Acquisition of property and equipment	(66,620)	(133,992)
Proceeds, net from sale of businesses	249,600	133,527
Other	(1,964)	108
Net cash provided by (used in) investing activities	181,016	(357)
Financing activities:
Proceeds from long-term debt	224,537	117,170
Payments of long-term debt	(643,311)	(117,170)
Payments for dividends	(15,256)	(15,170)
Issuance of common stock	8,973	18,393
Taxes paid related to net share settlement of equity awards	(14,428)	(9,406)
Other	(376)	(299)
Net cash used in financing activities	(439,861)	(6,482)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4,588)	561
(Decrease) increase in cash, cash equivalents and restricted cash	(116,247)	145,593
Cash, cash equivalents and restricted cash at beginning of period	456,929	563,439
Cash, cash equivalents and restricted cash at end of period	$340,682	$709,032
Entegris, Inc. - page 7 of 14

Entegris, Inc. and Subsidiaries
Segment Information
(In thousands)
(Unaudited)

	Three months ended
Net sales	Mar 30, 2024	Apr 1, 2023	Dec 31, 2023
Materials Solutions	$350,036	$448,330	$364,965
Microcontamination Control	267,864	269,297	288,427
Advanced Materials Handling	162,854	218,853	169,191
Inter-segment elimination	(9,729)	(14,084)	(10,292)
Total net sales	$771,025	$922,396	$812,291

	Three months ended
Segment profit	Mar 30, 2024	Apr 1, 2023	Dec 31, 2023
Materials Solutions	$67,124	($29,522)	$53,204
Microcontamination Control	86,555	95,997	97,558
Advanced Materials Handling	24,606	48,165	20,463
Total segment profit	178,285	114,640	171,225
Amortization of intangibles	(50,159)	(57,574)	(50,984)
Unallocated expenses	(10,534)	(43,600)	(19,224)
Total operating income	$117,592	$13,466	$101,017

Entegris, Inc. - page 8 of 14

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit
(In thousands)

	Three months ended
	Mar 30, 2024	Apr 1, 2023	Dec 31, 2023
Net Sales	$771,025	$922,396	$812,291
Gross profit-GAAP	$351,820	$401,685	$344,680
Adjustments to gross profit:
Restructuring costs [1]	—	7,377	28
Adjusted gross profit	$351,820	$409,062	$344,708

Gross margin - as a % of net sales	45.6%	43.5%	42.4%
Adjusted gross margin - as a % of net sales	45.6%	44.3%	42.4%

1 Restructuring charges resulting from cost saving initiatives.

Entegris, Inc. - page 9 of 14

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Segment Profit to Adjusted Operating Income
(In thousands)
(Unaudited)

	Three months ended
Adjusted segment profit	Mar 30, 2024	Apr 1, 2023	Dec 31, 2023
MS segment profit	$67,124	($29,522)	$53,204
Restructuring costs [1]	—	7,108	1,635
(Gain) loss from the sale of businesses, net [2]	(4,848)	13,642	(4,740)
Goodwill impairment [3]	—	88,872	10,432
Gain on termination of Alliance Agreement [4]	—	—	(30,000)
Impairment on long-lived assets [5]	12,967	—	30,464
MS adjusted segment profit	$75,243	$80,100	$60,995

MC segment profit	$86,555	$95,997	$97,558
Restructuring costs [1]	—	2,795	173
MC adjusted segment profit	$86,555	$98,792	$97,731

AMH segment profit	$24,606	$48,165	$20,463
Restructuring costs [1]	—	1,254	105
AMH adjusted segment profit	$24,606	$49,419	$20,568

Unallocated general and administrative expenses	$10,534	$43,600	$19,224
Less: unallocated deal and integration costs	(2,218)	(19,975)	(7,810)
Less: unallocated restructuring costs [1]	—	(86)	(388)
Adjusted unallocated general and administrative expenses	$8,316	$23,539	$11,026

Total adjusted segment profit	$186,404	$228,311	$179,294
Less: adjusted unallocated general and administrative expenses	(8,316)	(23,539)	(11,026)
Total adjusted operating income	$178,088	$204,772	$168,268

1 Restructuring charges resulting from cost saving initiatives.
2 (Gain) loss from the sale of certain businesses, net.
3 Non-cash impairment charges associated with goodwill.
4 Gain on the termination of the Alliance Agreement with MacDermid Enthone.
5 Impairment of long-lived assets.

Entegris, Inc. - page 10 of 14

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted Operating Income and Adjusted EBITDA
(In thousands)
(Unaudited)

	Three months ended
	Mar 30, 2024	Apr 1, 2023	Dec 31, 2023
Net sales	$771,025	$922,396	$812,291
Net income (loss)	$45,266	($88,166)	$37,977
Net income - as a % of net sales	5.9%	(9.6%)	4.7%
Adjustments to net income (loss):
Equity in net loss of affiliates	206	—	145
Income tax expense (benefit)	3,456	21,469	(11,264)
Interest expense, net	54,379	84,821	62,101
Other expense (income), net	14,285	(4,658)	12,058
GAAP - Operating income	117,592	13,466	101,017
Operating margin - as a % of net sales	15.3%	1.5%	12.4%
Goodwill impairment [1]	—	88,872	10,432
Deal and transaction costs [2]	—	3,001	—
Integration costs:
Professional fees [3]	2,140	11,988	4,582
Severance costs [4]	78	1,362	(395)
Retention costs [5]	—	1,280	—
Other costs [6]	—	2,345	3,623
Restructuring costs [7]	—	11,242	2,301
(Gain) loss on sale of businesses, net [8]	(4,848)	13,642	(4,740)
Gain on termination of Alliance Agreement [9]	—	—	(30,000)
Impairment of long-lived assets[10]	12,967	—	30,464
Amortization of intangible assets [11]	50,159	57,574	50,984
Adjusted operating income	178,088	204,772	168,268
Adjusted operating margin - as a % of net sales	23.1%	22.2%	20.7%
Depreciation	45,343	46,775	42,558
Adjusted EBITDA	$223,431	$251,547	$210,826
Adjusted EBITDA - as a % of net sales	29.0%	27.3%	26.0%
1 Non-cash impairment charges associated with goodwill.
2 Deal and transaction costs associated with the CMC Materials acquisition and completed divestitures.
3 Represents professional and vendor fees recorded in connection with services provided by consultants, accountants, lawyers and other third-party service providers to assist us in integrating CMC Materials into our operations. These fees arise outside of the ordinary course of our continuing operations.
4 Represents severance charges related to the integration of the CMC Materials acquisition.
5 Represents retention charges related directly to the CMC Materials acquisition and completed divestitures, and are not part of our normal, recurring cash operating expenses.
6 Represents other employee related costs and other costs incurred relating to the CMC Materials acquisition and the completed divestitures. These costs arise outside of the ordinary course of our continuing operations.
7 Restructuring charges resulting from cost saving initiatives.
8 (Gain) loss from the sale of certain businesses, net.
9 Gain on the termination of the Alliance Agreement with MacDermid Enthone.
10 Impairment of long-lived assets.
11 Non-cash amortization expense associated with intangibles acquired in acquisitions.
Entegris, Inc. - page 11 of 14

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income and Diluted Earnings per Common Share to Non-GAAP Net Income and Diluted Non-GAAP Earnings per Common Share
(In thousands, except per share data)(Unaudited)

	Three months ended
	Mar 30, 2024	Apr 1, 2023	Dec 31, 2023
GAAP net income (loss)	$45,266	($88,166)	$37,977
Adjustments to net income (loss):
Goodwill impairment [1]	—	88,872	10,432
Deal and transaction costs [2]	—	3,001	—
Integration costs:
Professional fees [3]	2,140	11,988	4,582
Severance costs [4]	78	1,362	(395)
Retention costs [5]	—	1,280	—
Other costs [6]	—	2,345	3,623
Restructuring costs [7]	—	11,242	2,301
Loss on extinguishment of debt and modification [8]	11,551	3,880	17,003
(Gain) loss on sale of businesses, net [9]	(4,848)	13,642	(4,740)
Gain on termination of Alliance Agreement [10]	—	—	(30,000)
Infineum termination fee, net [11]	—	(10,877)	—
Impairment of long-lived assets [12]	12,967	—	30,464
Amortization of intangible assets [13]	50,159	57,574	50,984
Tax effect of adjustments to net income (loss) and discrete tax items[14]	(13,541)	1,639	(24,288)
Non-GAAP net income	$103,772	$97,782	$97,943

Diluted earnings (loss) per common share	$0.30	($0.59)	$0.25
Effect of adjustments to net income (loss)	$0.39	$1.24	$0.39
Diluted non-GAAP earnings per common share	$0.68	$0.65	$0.65

Diluted weighted averages shares outstanding	151,718	149,426	151,331
Effect of adjustment to diluted weighted average shares outstanding	—	955	—
Diluted non-GAAP weighted average shares outstanding	151,718	150,381	151,331

1 Non-cash impairment charges associated with goodwill.
2 Deal and transaction costs associated with the CMC Materials acquisition and completed divestitures.
3 Represents professional and vendor fees recorded in connection with services provided by consultants, accountants, lawyers and other third-party service providers to assist us in integrating CMC Materials into our operations. These fees arise outside of the ordinary course of our continuing operations.
4 Represents severance charges related to the integration of CMC Materials.
5 Represents retention charges related directly to the CMC Materials acquisition and completed divestitures, and are not part of our normal, recurring cash operating expenses.
6 Represents other employee-related costs and other costs incurred relating to the CMC Materials acquisition and completed divestitures. These costs arise outside of the ordinary course of our continuing operations.
7 Restructuring charges resulting from cost saving initiatives.
8 Non-recurring loss on extinguishment of debt and modification of our Credit Amendment.
9 (Gain) loss from the sale of certain businesses, net.
10 Gain on the termination of the Alliance Agreement with MacDermid Enthone.
11 Non-recurring gain from Infineum termination fee.
12 Impairment of long-lived assets.
13 Non-cash amortization expense associated with intangibles acquired in acquisitions.
14 The tax effect of pre-tax adjustments to net income was calculated using the applicable marginal tax rate for each respective year.
Entegris, Inc. - page 12 of 14

Entegris, Inc. and Subsidiaries
Reconciliation of Reported Net Sales to Adjusted Net Sales (excluding divestitures) Non-GAAP
(In thousands)
(Unaudited)

	Three months ended
	Mar 30, 2024	Apr 1, 2023	Dec 31, 2023
Net sales	$771,025	$922,396	$812,291
Less: Divestitures [1]	(33,907)	(144,038)	(46,843)
Adjusted Net sales (excluding divestitures) Non-GAAP	$737,118	$778,358	$765,448

1 Adjusted for the quarterly impact of net sales from divestitures.

Entegris, Inc. - page 13 of 14

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Outlook to Non-GAAP Outlook *
(In millions, except per share data)
(Unaudited)

Second-Quarter Outlook
Reconciliation GAAP Operating Margin to non-GAAP Operating Margin and Adjusted EBITDA Margin	June 29, 2024
Net sales	$790 - $810
GAAP - Operating income	$118 - $132
Operating margin - as a % of net sales	15% - 16%
Deal, transaction and integration costs	2
Amortization of intangible assets	48
Adjusted operating income	$169 - 183
Adjusted operating margin - as a % of net sales	21.4% - 22.5%
Depreciation	48
Adjusted EBITDA	$217 - $231
Adjusted EBITDA - as a % of net sales	27.5% - 28.5%

Second-Quarter Outlook
Reconciliation GAAP net income to non-GAAP net income	June 29, 2024
GAAP net income	$64 - $71
Adjustments to net income:
Deal, transaction and integration costs	2
Amortization of intangible assets	48
Income tax effect	(11)
Non-GAAP net income	$103 - $110

Second-Quarter Outlook
Reconciliation GAAP diluted earnings per share to non-GAAP diluted earnings per share	June 29, 2024
Diluted earnings per common share	$0.42 - $0.47
Adjustments to diluted earnings per common share:
Deal, transaction and integration costs	0.01
Amortization of intangible assets	0.32
Income tax effect	(0.07)
Diluted non-GAAP earnings per common share	$0.68 - $0.73

*As a result of displaying amounts in millions, rounding differences may exist in the tables.

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Entegris, Inc. - page 14 of 14